UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2007

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-116038	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Market Street, Warsaw, Indiana 46580

(Address of Principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On May 3, 2007, upon recommendation from the Compensation Committee, the Board of Directors (the “Board”) of Symmetry Medical Inc. (the “Company”) authorized the granting of 75,000 shares of restricted common stock to certain key employees of the Company pursuant to the Company’s Amended and Restated 2004 Equity Incentive Plan (referenced as Exhibit 10.12 from the Company’s Annual Report on Form 10-K).

A form of restricted stock agreement is attached hereto as Exhibit 10.1.

Item 2.02.              Results of Operations and Financial Condition.

On May 3, 2007, Symmetry Medical Inc. issued a press release containing earnings information from its first quarter of 2007.  A copy of the press release is being furnished as Exhibit 99.1.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 3, 2007, upon recommendation from the Compensation Committee, the Board authorized the granting of 62,000 shares of restricted common stock, pursuant to the Company’s Amended and Restated 2004 Equity Incentive Plan (referenced as Exhibit 10.12 from the Company’s Annual Report on Form 10-K), to the Executive Officers of the Company set forth below:

Name and Position	Restricted Shares Granted
Brian Moore, CEO & President	30,000
Fred Hite, Senior VP & CFO	12,000
D. Darin Martin, Senior VP Reg. Affairs, Compliance Officer	5,000
Richard J. Senior, Senior VP & General Manager, Europe	5,000
Michael W. Curtis, Corporate Senior VP & General Manager, Medical Products	10,000

A form of restricted stock agreement is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

10.1         Form of Restricted Stock Agreement

99.1         “Symmetry Medical Reports First Quarter 2007 Results” Press Release issued by Symmetry Medical Inc. dated May 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

	/s/ Fred L. Hite	_
Date: May 8, 2007	Name: Fred L. Hite
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement

99.1	“Symmetry Medical Reports First Quarter 2007 Results” Press Release issued by Symmetry Medical Inc. dated May 3, 2007.